Exhibit 4.73

IQIYI, INC.

AND

CITICORP INTERNATIONAL LIMITED

as Trustee

INDENTURE

Dated as of March 7, 2023

6.50% Convertible Senior Notes due 2028

CONTENTS

i

Section 17.14	Force Majeure	107
Section 17.15	Calculations	107
Section 17.16	USA PATRIOT Act	107
Section 17.17	HKMA Stay Rules	107

EXHIBIT

Exhibit A Form of Note A-1

INDENTURE dated as of March 7, 2023 between IQIYI, INC., a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01) and CITICORP INTERNATIONAL LIMITED, a private company limited by shares incorporated in Hong Kong, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.50% Convertible Senior Notes due 2028 (the “Notes”), initially in an aggregate principal amount not to exceed US$600,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article I.

Definitions

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional ADSs” shall have the meaning specified in Section 14.03(a).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(e).

“ADS” means an American Depositary Share, issued pursuant to the Deposit Agreement, representing seven Class A Ordinary Shares of the Company as of the date of this Indenture, and deposited with the ADS Custodian.

“ADS Custodian” means JPMorgan Chase Bank, N.A., with respect to the ADSs delivered pursuant to the Deposit Agreement, or any successor entity thereto.

“ADS Depositary” means JPMorgan Chase Bank, N.A., as depositary for the ADSs, or any successor entity thereto.

“ADS Price” shall have the meaning specified in Section 14.03(c).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent Parties” shall have the meaning specified in Section 7.02(l).

“Agents” means the Paying Agent, the Transfer Agent, the Note Registrar, the Conversion Agent and the Bid Solicitation Agent, in each case, unless the Company is acting in such capacity.

“Applicable PRC Rate” means (i) in the case of deduction or withholding of PRC income tax, 10%, (ii) in the case of deduction or withholding of PRC value added tax (including any related local levies), 6.72%, or (iii) in the case of deduction or withholding of both PRC income tax and PRC value added tax (including any related local levies), 16.72%.

“Authenticating Agent” shall have the meaning specified in Section 2.11.

“Bid Solicitation Agent” means the Company or any Person appointed by the Company to solicit bids for the Trading Price in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of New York or the Cayman Islands or, in the case of a payment under the Indenture, place of payment are authorized or obligated by law or executive order to close; provided that, with respect to any payment or delivery upon conversion of any Note set forth in Section 14.02(c), a “Business Day” shall exclude days on which banking institutions in the Cayman Islands or Hong Kong are authorized or obligated by law or executive order to close.

“Called Notes” means Notes called for redemption pursuant to Article XVI or subject to a Deemed Redemption.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Change in Law” shall have the meaning specified in clause (e) of the definition of “Fundamental Change” below.

“Change in Tax Law” shall have the meaning specified in Section 16.01(b).

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.00001 per share, at the date of this Indenture, subject to Section 14.07.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.00001 per share, at the date of this Indenture, subject to Section 14.07.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article XI, shall include its successors and assigns.

“Company Group” shall have the meaning specified in clause (e) of the definition of “Fundamental Change” below.

“Company Notice” shall have the meaning specified in Section 15.01(a).

“Company Order” means a written order of the Company, signed by an Officer and delivered to the Trustee.

“Compliance Period End Date” shall have the meaning specified in Section 14.01(a).

“Conversion Agent” means Citibank, N.A., the conversion agent with respect to the Notes appointed pursuant to a Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter dated as of the date of this Indenture and, subject to the provisions of such Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter, shall also include any successor conversion agent.

“Conversion Consideration” shall have the meaning specified in Section 14.14(a).

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, US$1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 20/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Hong Kong, Attention: Agency and Trust, Facsimile: + 852 2323 0279, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate in effect immediately after the close of business on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)
cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)
if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of ADSs equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per ADS volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “IQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one ADS on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” shall have the meaning specified in Section 14.02(a)(iii).

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, the Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“delivered” means, with respect to any notice to be delivered, given or mailed to a Holder pursuant to this Indenture, notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 17.03. Notice so “delivered” shall be deemed to include any notice to be “mailed” or “given,” as applicable, under this Indenture.

“Deposit Agreement” means the Deposit Agreement, dated as of March 28, 2018, among the Company, the ADS Depositary, and the holders and owners from time to time of the ADSs issued thereunder, delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.14(a).

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which ADSs trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the ADSs trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the ADSs on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.14(a).

“Existing Substantial Holder” means PAGAC IV-1 (Cayman) Limited and any other “person” or “group” subject to aggregation or attribution of the Company’s share capital with such person under Section 13(d) of the Exchange Act.

“Expiring Rights” means any rights, options or warrants to purchase Class A Ordinary Shares or ADSs that expire on or prior to the Maturity Date.

“FATCA” shall have the meaning specified in Section 4.07(a)(i)D.

“Force Majeure Event” shall mean any event (including but not limited to an act of God, fire, epidemics, explosion, floods, earthquakes, typhoons, accidents, nuclear or natural catastrophes; riot, civil or military commotion or unrest, insurrection, terrorism, war, work stoppages including strikes or lockouts; nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; and breakdown, failure or malfunction of any utilities, telecommunications, computer services or systems (software and hardware), or other causes) beyond the control of any party which restricts or prohibits the performance of the obligations of such party contemplated by this Indenture.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” shall mean the “Form of Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)
except as described in clause (b) below, (A) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries and any Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s ordinary share capital (including ordinary share capital held in the form of ADSs) representing more than 50% of the voting power of the Company’s ordinary share capital or (B) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Existing Substantial Shareholder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Company’s then outstanding Class A Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs); provided, however, that for purposes of clause (B), in calculating the beneficial ownership percentage of the Class A Ordinary Shares held by any Permitted Holder, any Class A Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs) issued or issuable on conversion of Class B Ordinary Shares, or conversion, exchange or exercise of other securities, in any such case beneficially owned directly or indirectly by any Permitted Holder on March 1, 2023 or issued or issuable by the Company to any Permitted Holder after March 1, 2023 pursuant to rights attached to, or a dividend or other distribution on, any such Class B Ordinary Shares or other securities so owned on March 1, 2023 (or any Class A Ordinary Shares into which they may convert or be exchanged or exercised) shall be excluded from both the numerator and denominator, or (C) the Existing Substantial Holder files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 75% of the Company’s the outstanding Class A Ordinary Shares (including Class A Ordinary Shares held in the form of ADSs);
(b)
the consummation of (A) any recapitalization, reclassification or change of the Class A Ordinary Shares or the ADSs (other than changes resulting from a subdivision or combination) as a result of which the Class A Ordinary Shares or the ADSs would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company or any similar transaction pursuant to which the Class A Ordinary Shares or the ADSs will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries and consolidated affiliated entities, taken as a whole, to any Person other than one of the Company’s Subsidiaries or consolidated affiliated entities; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s ordinary share capital immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions vis-à-vis each other as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
(c)
the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;
(d)
the ADSs (or Class A Ordinary Shares or other Common Equity or American Depositary Shares in respect of Reference Property) cease to be listed or quoted on any of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange, (or any of their respective successors) and none of the ADSs, Class A Ordinary Shares, other Common Equity and American Depositary Shares in respect of Reference Property is listed or quoted on one of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) within one Trading Day of such cessation; or
(e)
any change in or any amendment to, the laws, regulations and rules of the PRC or the official interpretation or official application thereof (a “Change in Law”) that results in (x) the Company, its Subsidiaries and its consolidated affiliated entities (collectively, the “Company Group”) (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Company Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the ADSs, excluding cash payments for fractional ADSs and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Common Equity or ADSs in respect of Common Equity that are listed or quoted on any of the Nasdaq Global Select Market, the Nasdaq Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration, excluding cash payments for fractional ADSs, becomes Reference Property for the Notes.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, or other similar terms, shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means each March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2023.

“Last Reported Sale Price” of the ADSs on any date means the closing sale price per ADS (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the ADSs are traded. If the ADSs are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the ADSs in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the ADSs are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the ADSs on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event described in clause (a), (b), (d) or (e) of the definition of Fundamental Change (determined after giving effect to any exceptions to or exclusions from such definition, including in the proviso immediately succeeding clause (e) of the definition thereof, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the ADSs for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating to the ADSs.

“Maturity Date” means March 15, 2028.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Merger Event” shall have the meaning specified in Section 14.07(a).

“New Listing Reference Date” shall have the meaning specified in Section 15.02(e).

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notes Fungibility Date” means the date, if any, following the Resale Restriction Termination Date on which all of the Notes are no longer Restricted Securities, do not bear the restrictive legend required by Section 2.05(c), are fungible for U.S. securities law purposes and are assigned an identical, unrestricted CUSIP number.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to September 15, 2027, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date for any Called Notes occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Notes pursuant to Article XVI and prior to the relevant Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Conversion Date occurs on or after September 15, 2027, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated March 1, 2023, as supplemented by the pricing term sheet dated March 1, 2023, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, or any Vice President (in each case, whether or not such person is designated by a number or numbers or word or words added before or after the title of such person).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.09 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section 17.06.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“Optional Redemption Date” shall have the meaning specified in Section 16.02(b).

“Optional Redemption Notice” shall have the meaning specified in Section 16.02(b).

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)
Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)
Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)
Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)
Notes converted pursuant to Article XIV and required to be cancelled pursuant to Section 2.08;
(e)
Notes redeemed pursuant to Article XVI; and
(f)
Notes repurchased by the Company pursuant to the third sentence of Section 2.10.

“Paying Agent” means Citibank, N.A., the paying agent with respect to the Notes appointed pursuant to a Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter dated as of the date of this Indenture and, subject to the provisions of such Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter, shall also include any successor paying agent.

“Paying Agent Office” means the designated office of the Paying Agent at which at any time this Indenture shall be administered, which office at the date hereof is located at 388 Greenwich Street, 14th Floor, New York, New York, 10013, USA, Attention: Agency and Trust, Facsimile: +1 201 258 3567, or such other address as the Paying Agent may designate from time to time by notice to the Holders and the Company, or the designated office of any successor paying agent (or such other address as such successor paying agent may designate from time to time by notice to the Holders and the Company).

“Permitted Exchange” means The Stock Exchange of Hong Kong, The London Stock Exchange or The Stock Exchange of Singapore.

“Permitted Holder” means (i) any holder or “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Class B Ordinary Shares as of March 1, 2023 and permitted transferees of such holder or beneficial owner under the terms of the Class B Ordinary Shares as of March 1, 2023 and (ii) any “group” within the meaning of Section 13(d) of the Exchange Act consisting of one or more Permitted Holders.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of US$200,000 principal amount and integral multiples of US$200,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“PRC” means the People’s Republic of China, excluding, for the purpose of this Indenture only, Taiwan, Hong Kong, and Macau.

“PRC Enterprise Income Tax Law” means the Enterprise Income Tax Law of the People’s Republic of China, adopted on March 16, 2007 (as subsequently amended or substituted).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the ADSs (or other applicable security) have the right to receive any cash, securities or other property or in which the ADSs (or such other security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the ADSs entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” means a Tax Redemption Date or an Optional Redemption Date, as the context requires.

“Redemption Notice” means a Tax Redemption Notice or an Optional Redemption Notice, as the context requires.

“Redemption Period” shall have the meaning specified in Section 14.01(b)(v).

“Redemption Price” means a Tax Redemption Price or an Optional Redemption Price, as the context requires.

“Redemption Reference Date” shall have the meaning specified in Section 14.03(g).

“Redemption Reference Price” shall have the meaning specified in Section 14.03(g).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 1, June 1, September 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable Interest Payment Date, respectively.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Relevant Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Repurchase Date” shall have the meaning specified in Section 15.01(a).

“Repurchase Expiration Time” shall have the meaning specified in Section 15.01(a).

“Repurchase Notice” shall have the meaning specified in Section 15.01(a).

“Repurchase Price” shall have the meaning specified in Section 15.01(a).

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Issuance Agreement” means the restricted issuance agreement dated as of or about the date hereof by and among the Company, the ADS Depositary and the holders and beneficial owners of the restricted ADSs delivered thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the ADSs are listed or admitted for trading. If the ADSs are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Deadline” shall have the meaning specified in Section 14.02(a)(iii).

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act. Each of the Company’s consolidated affiliated entities will be deemed to be a “subsidiary” for the purposes of the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X.

“Specified Dollar Amount” means the maximum cash amount per US$1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes (or deemed specified pursuant to Section 14.02(a)(iii)).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person. For the avoidance of doubt, the term “Subsidiary” or “Subsidiaries” should include the Company’s consolidated affiliated entities, including its variable interest entities and their Subsidiaries.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Tax Redemption Date” shall have the meaning specified in Section 16.01(b).

“Tax Redemption Price” shall have the meaning specified in Section 16.01(b).

“Trading Day” means a day on which (i) trading in the ADSs (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if the ADSs (or such other security) are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs (or such other security) are then listed or, if the ADSs (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs (or such other security) are then traded and (ii) a Last Reported Sale Price for the ADSs (or closing sale price for such other security) is available on such securities exchange or market; provided that, if the ADSs (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the ADSs generally occurs on the Nasdaq Global Select Market or, if the ADSs are not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the ADSs are then listed or, if the ADSs are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the ADSs are then listed or admitted for trading, except that if the ADSs are not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for US$1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for US$1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per US$1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate.

“transfer” shall, as used in Section 2.05(c) and Section 2.05(d), have the meaning specified in Section 2.05(c).

“Transfer Agent” means Citibank, N.A., the transfer agent with respect to the Notes appointed pursuant to a Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter dated as of the date of this Indenture and, subject to the provisions of such Paying Agent, Transfer Agent, Conversion Agent and Registrar Appointment Letter, shall also include any successor transfer agent.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.06(e). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Article II.

Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.50% Convertible Senior Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to US$600,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Registrar, at the direction of the Trustee in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$200,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed over a 30-day month.

(b)
The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Paying Agent Office. The Company shall pay, or cause the Paying Agent to pay (to the extent funded by the Company) the principal amount of, and interest (i) on any Physical Notes to Holders holding Physical Notes by wire transfer in immediately available funds to the account within the United States specified by the Holder or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)
Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)
The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee in its sole discretion shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee and Holders of the proposed payment of such Defaulted Amounts and the special record date therefor at its address as it appears in the Note Register or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of any Defaulted Amounts.
(ii)
The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or electronic signature of any of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Note which has been duly authenticated and delivered by the Trustee.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, with respect to any issuance of Notes after the initial issuance of Notes on or about the date of this Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel with respect to the issuance, authentication and delivery of such Notes.

The Company Order shall specify the amount of Notes to be authenticated, the applicable rate at which interest will accrue on such Notes, the date on which the original issuance of such Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Notes will be payable and the date on which the principal of such Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Notes pursuant to the written order of the Company (as set forth in such Company Order).

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized officer of the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Paying Agent Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Citibank, N.A. is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Prior to the Notes Fungibility Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more

Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. Following the Notes Fungibility Date, upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and not bearing the restrictive legends required by Section 2.05(c).

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Transfer Agent, the ADS Depositary, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer. The Company shall pay the ADS Depositary’s fees for issuance of the ADSs.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article XV or (iii) any Notes selected for redemption in accordance with Article XVI.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)
So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the applicable procedures of the Depositary therefor.
(c)
Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any ADSs (including the Class A Ordinary Shares represented thereby) delivered upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY (A) TO IQIYI. INC. (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Trustee in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and after a registration statement, if any, with respect to the Notes or the ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of the Notes has been declared effective under the Securities Act. Any exchange pursuant to the foregoing paragraph shall be in accordance with the applicable procedures of the Depositary.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as securities depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and existing instructions of the Depositary, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, any agent of the Company or any agent of the Trustee shall have any responsibility or liability for the payment of amounts to beneficial holders, any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)
Until the Resale Restriction Termination Date, any certificate representing ADSs (including the Class A Ordinary Shares represented thereby) issued upon conversion of such Note shall bear a legend in substantially the following form (unless such ADSs (including the Class A Ordinary Shares represented thereby) have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such ADS or the Class A Ordinary Shares represented thereby have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and the ADS Depositary):

THE AMERICAN DEPOSITARY SHARES EVIDENCED HEREBY AND THE CLASS A ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)
REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS (a) A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (b) LOCATED OUTSIDE THE UNITED STATES AND IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT, AND HAS NOT BEEN FOR THE IMMEDIATELY PRECEDING THREE MONTHS, AN AFFILIATE OF IQIYI, INC. (THE “COMPANY”), AND
(2)
AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, THE CLASS A ORDINARY SHARES REPRESENTED THEREBY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUE DATE OF THE NOTES UPON CONVERSION OF WHICH THIS SECURITY HAS BEEN ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)
TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)
PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C)
TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT, OR
(D)
TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(E)
PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR OTHER EXEMPTIONS FROM, OR TRANSACTIONS NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

THE LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER, PROVIDED THAT THE COMPANY AND THE DEPOSITARY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE LEGEND IS BEING REMOVED IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Any such ADSs as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such ADSs for exchange in accordance with the procedures of the ADS Depositary and the Restricted Issuance Agreement, as applicable, be exchanged for a new certificate or certificates for a like aggregate number of ADSs, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)
Any Note or ADS (including the Class A Ordinary Shares represented thereby) delivered upon the conversion or exchange of any Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act in a transaction that results in such Note or ADS, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Paying Agent for cancellation in accordance with Section 2.08.
(f)
The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any securities laws or restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(g)
Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee may authenticate any such substituted Note and deliver the same upon the receipt of such security, pre-funding and/or indemnity as the Trustee and the Company may require. No service charge shall be imposed by the Company, the Transfer Agent, the ADS Depositary, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article XIV shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security, pre-funding and/or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, and the Trustee evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries, consolidated affiliated entities or Affiliates), to be delivered and surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such cancellation and disposition to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers, as applicable.

Section 2.10 Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in the issue price, the issue date and interest accrued, if any) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters required by Section 17.06. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or through its Subsidiaries or consolidated affiliated entities or through a private or public tender or exchange offer or through counterparties to private agreements. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered “outstanding” under this Indenture upon their cancellation. The Company may also enter into cash-settled swaps or other derivatives with respect to the Notes. For the avoidance of doubt, any Notes underlying such cash-settled swaps or other derivatives shall not be required to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and will continue to be considered “outstanding” for purposes of this Indenture, subject to the provisions of Section 8.04.

Section 2.11 Appointment of Authenticating Agent. As long as any Notes remain outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Company an authenticating agent (an “Authenticating Agent”), which shall be authorized to act on behalf of the Trustee to authenticate Notes pursuant to this Indenture. Notes authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or to the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Such Authenticating Agent shall at all times be a Person that is eligible to act as such and that has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 2.11, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Article III.

Satisfaction and Discharge

Section 3.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture as reasonably requested by the Company, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and have been delivered to the Trustee for cancellation); or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, the Repurchase Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash, ADSs or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article IV.

Particular Covenants of the Company

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the contiguous United States of America, an office or agency (which will be the Paying Agent Office initially) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Paying Agent Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company initially designates Citibank, N.A. as the Paying Agent, Note Registrar and Conversion Agent and the Paying Agent Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)
that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes for the benefit of the Holders of the Notes;
(ii)
that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)
that at any time during the continuance of an Event of Default, upon request of the Trustee, it will as soon as reasonably practicable pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum in immediately available funds sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on the relevant due date. The Paying Agent shall not be bound to make payment until immediately available funds in such amount as may be required for the purpose of such payment have been received from the Company.

(b)
If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)
Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held by the Company in trust or by any Paying Agent as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts. Upon the occurrence of any event specified in Section 6.01(i) or Section 6.01(j), the Trustee or one of its affiliates shall automatically become the Paying Agent.
(d)
Subject to applicable escheatment laws, any money or property deposited with the Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, or in satisfaction of its Conversion Obligation with respect to, any Note and remaining unclaimed for two years after such principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable, or such Conversion Obligation became due, shall be paid or delivered, as the case may be, to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money or property, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Existence. Subject to Article XI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06 Rule 144A Information Requirement. (a) If the Company is not subject to Section 13 or 15(d) of the Exchange Act, at any time prior to the Resale Restriction Termination Date, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of any ADSs deliverable upon conversion of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such ADSs pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such ADSs may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such ADSs in accordance with Rule 144A, as such rule may be amended from time to time. This Section 4.06(a) shall cease to apply on the Resale Restriction Termination Date.

(b)
[Reserved]
(c)
Delivery of the reports and documents described in this Section 4.06 to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(d)
[Reserved]
(e)
If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable by Holders thereof other than, in each case by or with respect to, the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 376th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend has been removed from the Notes in accordance with Section 2.05(c), the Notes have been assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).
(f)
Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(g)
[Reserved]
(h)
If Additional Interest is payable by the Company pursuant to Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid such Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07 Additional Amounts. (a) All payments and deliveries made by, or on behalf of, the Company or any successor to the Company under or with respect to this Indenture and the Notes, including payments of principal (including, if applicable, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and payments of cash and/or deliveries of ADSs or any other consideration due upon conversion of the Notes (together with payments of cash for any fractional ADS), shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor to the Company is, for tax purposes, organized or resident or doing business (each, as applicable, a “Relevant Taxing Jurisdiction”) or through which payment is made or deemed made (together with each Relevant Taxing Jurisdiction, a “Relevant Jurisdiction,” and in each case, any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Company or any successor to the Company shall pay to each Holder such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the Holders after such withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amounts that would have been received by such Holders had no such withholding or deduction been required; provided that no Additional Amounts shall be payable:

(i)
for or on account of:
A.
any tax, duty, assessment or other governmental charge that would not have been imposed but for:
i)
the existence of any present or former connection between the Holder or beneficial owner of such Note and the Relevant Jurisdiction, other than merely holding such Note, receiving cash and/or ADSs (together with payments of cash for any fractional ADS or other consideration) due upon conversion of a Note or the receipt of payments thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
ii)
the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or the delivery of ADSs (together with payment of cash for any fractional ADS or other consideration) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for, unless the Holder would have been entitled to such Additional Amounts on the last day of the 30-day period;
iii)
the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor of the Company, addressed to the Holder, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable; or
iv)
the presentation of such Note (in cases in which presentation is required) for payment in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
B.
any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;
C.
any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments or deliveries under or with respect to the Notes;
D.
any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted or issued in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or
E.
any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses A, B, C or D; or
(ii)
with respect to any payment of the principal of (including the Redemption Price, the Repurchase Price and Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash and/or the delivery of ADSs or other consideration (together with payment of cash for any fractional ADS) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.
(b)
The Trustee and Paying Agent shall also be entitled to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA and any regulations or agreements thereunder or official interpretations thereof. If any withholding or deduction is so required under this clause (b) or the preceding clause (a), the Trustee and Paying Agent will not bear any liability in respect of such withholding or deduction.
(c)
Any reference in this Indenture or the Notes in any context to the payment of cash and/or the delivery of ADSs (together with payments of cash for any fractional ADS), as applicable, upon conversion of any Note or the payment of principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) and interest on any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable with respect to that amount pursuant to this Section 4.07.
(d)
If the Company or its successor is required to make any deduction or withholding from any payments or deliveries with respect to the Notes, it shall deliver to the Trustee, the Paying Agent and the Holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.
(e)
The Trustee shall have no obligation to determine whether any Additional Amounts are payable under the Indenture or the amount thereof.
(f)
The foregoing obligations shall survive termination or discharge of this Indenture.

Section 4.08 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2023) an Officer’s Certificate stating that a review has been conducted of the Company’s activities under this Indenture and the Company has fulfilled its obligations hereunder, and whether the authorized Officers thereof have knowledge of any Default by the Company that occurred during the previous year that is then continuing and, if so, specifying each such Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company becomes aware of the occurrence of any Default and if such events are then continuing, an Officer’s Certificate setting forth the details of such Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.10 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture. The Company shall also provide to the Trustee and/or the Agents (as the case may be), upon written request, information reasonably required by the Trustee and/or the Agents (as the case may be) to comply with any Applicable Law; provided, however, that the Company shall not be required to provide any information pursuant to this Section 4.10 to the extent that: (i) any such information is not reasonably available to the Company and cannot be obtained by the Company using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of the Company constitute a breach of any Applicable Law, fiduciary duty or duty of confidentiality. For the purpose of this section, “Applicable Law” means law or regulation including, but not limited to: (a) any domestic or foreign statue or regulation; (b) any rule or practice of any Authority with which Company or any Agent is bound or accustomed to comply; and (c) any agreement entered into by the Company or Agents and any Authority or between any two or more Authorities. “Authority” means any competent regulatory, prosecuting, tax or governmental authority in any jurisdiction, domestic or foreign.

Article V.

Lists of Holders and Reports by the Company and the Trustee

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, quarterly, not more than 5 days after each March 15, June 15, September 15 and December 15 in each year beginning with June 15, 2023, and at such other times as the Trustee may request in writing, within 5 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

Article VI.

Defaults and Remedies

Section 6.01 Events of Default. The following events shall be “Events of Default” with respect to the Notes:

(a)
default in any payment of interest or Additional Amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;
(b)
default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(c)
failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five Business Days;

(d)
failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c), a notice of a Make-Whole Fundamental Change in accordance with Section 14.03(a) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case, when due and such failure continues for a period of five Business Days;
(e)
failure by the Company to comply with its obligations under Article XI;
(f)
failure by the Company for 60 days after written notice from the Trustee or by the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;
(g)
default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of US$60 million (or the foreign currency equivalent thereof) in the aggregate by the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness being declared due and payable or accelerated prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the case of (i) and (ii), such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;
(h)
a final judgment for the payment of US$60 million (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not paid, bonded or otherwise discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(i)
the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
(j)
an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, the Trustee may by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company and to the Trustee may, at its sole discretion and without further notice, and the Trustee at the request of such Holders accompanied by security, pre-funding and/or indemnity satisfactory to the Trustee and otherwise subject to the limitations set forth in this Indenture, shall, declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable without any further action on part of the Trustee, notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest on, all Notes shall become and shall automatically be immediately due and payable without any action on the part of the Trustee. If an Event of Default occurs and is continuing, the Agents and any other agents of the Company appointed under this Indenture will be required to act on the direction of the Trustee.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum in immediately available funds sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate per annum borne by the Notes at such time plus one percent) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest on Notes that shall have become due solely by such acceleration, shall have been cured pursuant to Section 6.01 or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 [Reserved].

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate per annum borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may as provided under this Indenture and without further notice institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified, pre-funded and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by this Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for properly incurred compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of properly incurred compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article VI with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06 and any payments due to the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the payments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate per annum borne by the Notes at such time, plus one percent (including, without duplication, any additional interest on such overdue payments pursuant to Section 6.03), such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate per annum borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)
such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)
Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to pursue the remedy;
(c)
such Holders shall have offered to the Trustee such security, pre-funding and/or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)
the Trustee does not comply with such written request within 60 days after the later of its receipt of such written request and the offer of security, pre-funding and/or indemnity; and
(e)
no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being further understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law; provided that the Trustee will not be bound to make any such proceeding unless (i) it shall have been so directed by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, (ii) it shall have been indemnified, pre-funded and/or secured to its satisfaction and (iii) the Trustee is satisfied that the act or exercise of any of the rights or powers vested in it by this Indenture will not result in any of its directors, officers, employees or agents incurring personal liability.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article VI to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest on, or the principal (including, if applicable, the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, or cause to be delivered, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing and is notified in writing to a Responsible Officer of the Trustee, the Trustee shall, within 90 days after the Responsible Officer of the Trustee receives such written notice or obtains such knowledge, send to all Holders (at the Company’s expense) as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that the Trustee shall not be deemed to have knowledge of any occurrence of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice and such notice references this Indenture, the Notes, the Company and circumstances constituting such Event of Default. Except in the case of a Default in the payment of the principal of (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee (in its sole discretion) in good faith determines that the withholding of such notice is in the interests of the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such notice is in the interests of the Holders).

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article XIV.

Article VII.

Concerning the Trustee

Section 7.01 Duties and Responsibilities of Trustee. In case an Event of Default has occurred that has not been cured or waived, and if a Responsible Officer of the Trustee has written notice or actual knowledge of such event, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered (and, if requested, provided) to the Trustee indemnity, pre-funding or security satisfactory to it against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)
prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has written notice or actual knowledge of and after the curing or waiving of all Events of Default that may have occurred:
(i)
the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture to the extent of its own gross negligence or willful misconduct and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)
in the absence of bad faith on its part, the Trustee and each Agent may conclusively and without liability rely, and will be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, security, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original, email or any other form of electronic communication or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee and each Agent need not investigate any fact or matter stated in the document, but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)
the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved by a decision of a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)
the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the requisite percentage of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)
whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
(e)
the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)
if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively and without liability rely on its failure to receive such notice as reason to act as if no such event occurred;
(g)
in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;
(h)
in the event that the Trustee or any of its affiliates is also acting as Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or Transfer Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VII shall also be afforded to such Note Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or Transfer Agent; and
(i)
under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)
any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
(b)
the Trustee may consult with counsel or other professional advisors of its selection and require an Opinion of Counsel and any other written or verbal advice of such counsel or other professional advisors, and such advice (including an Opinion of Counsel) shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(c)
the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(d)
in connection with the exercise by it of its trusts, powers, authorities or discretions (including, without limitation, any modification, waiver, authorization or determination), the Trustee shall have regard to the general interests of the Holders as a class but shall not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Company, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided in Section 4.07 or Section 14.02(e) and/or any undertaking given in addition to, or in substitution for, Section 4.07 or Section 14.02(e) pursuant to this Indenture;
(e)
the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, delegates, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, delegate, representative, custodian, nominee or attorney appointed by it with due care hereunder;
(f)
the permissive rights of the Trustee enumerated herein shall not be construed as duties;
(g)
the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;
(h)
the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;
(i)
in no event shall the Trustee be liable for any consequential, punitive, special or indirect loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
(j)
the Trustee shall have no duty to inquire as to the performance of the Company or any Subsidiary with respect to the covenants contained herein. The Trustee may assume without inquiry in the absence of written notice to the contrary that the Company is duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred. Neither the Trustee nor any Agent shall be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) in the case of the Trustee, a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) it has received express written notice of such Default or Event of Default;
(k)
the Trustee shall treat information provided hereunder as confidential, but (unless consent is prohibited by law) the Company hereby consents to the processing, transfer and disclosure by the Trustee of any information relating to it provided hereunder to and between branches, subsidiaries, representative offices, affiliates and agents of the Trustee solely in connection with the discharge of the Trustee’s trusts, powers, authorities, duties and obligations under this Indenture, wherever situated, for confidential use (including to service providers selected by the Trustee with due care for data processing, statistical and risk analysis purposes and for compliance with applicable law). The Trustee and any such branch, subsidiary, representative office, affiliate, agent or third party may transfer and disclose any such information only to the extent required or requested by any applicable law, regulatory authority, court or legal process, including any auditor of the Company and including any payor or payee as required by applicable law, and may use (and its performance will be subject to the rules of) any communications, clearing or payment systems, intermediary bank or other system. The

Company acknowledges that the transfers permitted by this Section 7.02(k) may include transfers to jurisdictions which do not have strict data protection or data privacy laws;
(l)
the Company hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest that may arise by virtue of the Trustee and/or the Agents acting in various capacities under the Notes or this Indenture or for other customers of the Trustee and the Agents. The Company acknowledges that the Trustee and the Agents and their respective affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Company may regard as conflicting with its interests and may possess information (whether or not material to the Company) other than as a result of the Trustee and/or the Agents acting as the Trustee and/or the Agents hereunder, that the Trustee and/or the Agents may not be entitled to share with the Company. The Trustee and the Agents will not disclose confidential information obtained from the Company (without its consent) to any of the Trustee and/or the Agents’ other customers or affiliates nor will it use on behalf of the Company any confidential information obtained from any other customer. Without prejudice to the foregoing, the Company agrees that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Notes or this Indenture;
(m)
the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation or fiscal requirement, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system;
(n)
notwithstanding anything else contained in this Indenture, each of the Trustee and the Agents may refrain without liability from (i) doing anything which would or might in its opinion (after consultation with counsel and reasonably taking into account of the advice or opinion of such counsel) be illegal or contrary to, or would result in the Trustee or any Agent being in breach of, any law of any state or jurisdiction (including, but not limited to, any laws of England and Wales, Hong Kong, and the United States of America or any jurisdiction forming a part of it) or any directive, rule, regulation, request, direction, notice, announcement or similar action of any agency, regulatory authority, stock exchange or self-regulatory organization of any jurisdiction (including, without limitation, Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), or which would or might otherwise render it liable to any person and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation or (ii) doing anything which may cause the Trustee to be considered a sponsor of a covered fund under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any regulations promulgated thereunder. Furthermore, the Trustee may also refrain from taking any action if, in its opinion based upon advice of counsel, it would not have the power to do the relevant thing in the relevant jurisdiction by virtue of any applicable law in such jurisdiction or if it is determined by any court or other competent authority in such jurisdiction that it does not have such power; and
(o)
The Trustee may refuse to follow any direction that it in good faith determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), or if it is not provided with security, pre-funding and/or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. In addition, the Trustee will not be required to expend its own funds under any circumstances.
(p)
None of the Trustee nor the Agents shall have any contractual obligation under this Indenture to monitor, assist with or ensure any filing of the requisite information and documents with the National Development and Reform Commission of the PRC or its local counterparts (the “NDRC”), compliance with any other obligations of the Company to comply with all applicable PRC laws and regulations in relation to any such filing, or any other filing required by the NDRC or obligation promulgated thereunder from time to time including all obligations under the Administrative Rules for the Rules and Registration of Medium- to Long-Term Foreign Debt of Enterprises（企業中長期外債審核登記管理辦法) which took effect on 10 February 2023 (the “NDRC New Rules”) and its guidance rules in connection therewith as issued by the NDRC, and any implementation rules, regulations, certificates, circulars or notices in connection therewith as issued by the NDRC from time to time (the “NDRC Circular”) on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with any NDRC filing or any translation or certification thereof or to give notice to the Holders confirming the submission of any NDRC filing or compliance with applicable PRC laws and regulations in relation to any required NDRC filing promulgated thereunder from time to time including all obligations under the NDRC New Rules and NDRC Circular, and shall not be liable to the Holders or the Company for not doing so.

Section 7.03 No Responsibility for Recitals, Etc. The recitals, statements, warranties and representations contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the accuracy or correctness of the same or the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. Notwithstanding the generality of the foregoing, each Holder shall be solely responsible for making its own independent appraisal of, and investigation into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company, and the Trustee shall not at any time have any responsibility for the same and each Holder shall not rely on the Trustee in respect thereof.

Section 7.04 Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar, and nothing herein shall obligate any of them to account for any profits earned from any business or transactional relationship.

Section 7.05 Monies and ADSs to Be Held in Trust. All monies and ADSs received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and ADSs held by the Trustee in trust or by the Paying Agent hereunder need not be segregated from other funds or property except to the extent required by law. Neither the Trustee nor the Paying Agent shall be under any liability for interest on any money or ADSs received by it hereunder.

Section 7.06 Compensation and Expenses of Trustee. (a) The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all expenses, disbursements and advances properly incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the properly incurred compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, directors, attorneys, employees and agents, and to hold them harmless against, any loss, claim (provided that the Company need not pay for settlement of any such claim made without its consent, which consent shall not be unreasonably withheld), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents, attorneys or employees, as the case may be, as determined by a final, non-appealable decision of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The indemnity under this Section 7.06(a) is payable upon demand by the Trustee. The obligation of the Company under this Section 7.06(a) shall survive the satisfaction and discharge of the Indenture and payment of the Notes, the termination of this Indenture and the resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06(a) shall extend to the officers, directors, attorneys, agents and employees of the Trustee. Subject to Section 7.02(e), any negligence or misconduct of any agent, delegate, attorney or representative, in each case, of the Trustee, shall not affect indemnification of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. If a Default or Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Company and/or the Holders to undertake duties which are of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Indenture, the Company will pay such additional remuneration calculated by reference to the Trustee's normal hourly rates in force at such time.

(b)
The Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar shall be entitled to the compensation to be agreed upon in writing with the Company for all services rendered by it under this Indenture, and the Company agrees promptly to pay such compensation and to reimburse the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar for its out-of-pocket expenses (including properly incurred fees and expenses of counsel) incurred by it in connection with the services rendered by it under this Indenture. The Company hereby agrees to indemnify the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar and their respective officers, directors, agents and employees and any successors thereto for, and to hold it harmless against, any loss, liability or expense (including properly incurred fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part, as determined by a final, non-appealable decision of a court of competent jurisdiction, arising out of or in connection with its acting as the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar hereunder. The obligations of the Company under this paragraph (b) shall survive the payment of the Notes, the termination of the Indenture and the resignation or removal of the Paying Agent, the Transfer Agent, the Conversion Agent and the Note Registrar.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible to act as such and has a combined capital and surplus of at least US$50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Company, the resigning Trustee may appoint a successor trustee on behalf of and at the expense of the Company or it may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)
In case at any time any of the following shall occur:
(i)
the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)
the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(c)
The Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may remove the Trustee by giving 30 days written notice to the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
(d)
Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due to it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date such application is deemed to have been given to any Officer of the Company pursuant to Section 17.03, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article VIII.

Concerning the Holders

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article IX, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any Transfer Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price, Repurchase Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for the purpose of conversion of such Note and for all other purposes under this Indenture; and none of the Company, the Trustee, any Transfer Agent, any Paying Agent, any Conversion

Agent or any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or ADSs so paid or delivered, effectual to satisfy and discharge the liability for monies payable or ADSs deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such owner’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes in respect of which a Responsible Officer is notified in writing shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish its right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. Within five days of acquisition of the Notes by any of the above described persons or entities, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article IX.

Holders’ Meetings

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

(a)
to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article VI;
(b)
to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VII;
(c)
to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Article X; or
(d)
to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of

Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each US$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting of Holders of the Notes, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article IX shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article X.

Supplemental Indentures

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense and direction, may from time to time and at any time amend or supplement the indenture or the Notes without notice to or the consent of any Holder of the Notes for one or more of the following purposes:

(a)
to cure any ambiguity, omission, defect or inconsistency;
(b)
to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article XI;
(c)
to add guarantees with respect to the Notes;
(d)
to secure the Notes;
(e)
to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture or the Notes;
(f)
upon the occurrence of any transaction or event described in Section 14.07(a), to (i) provide that the Notes are convertible into Reference Property, subject to Section 14.03, and (ii) effect the related changes to the terms of the Notes described under Section 14.07(a), in each case, in accordance with Section 14.07;
(g)
to make any change that does not adversely affect the rights or interests of any Holder in any material respect;
(h)
to conform the provisions of this Indenture or the Notes to the “Description of the Notes” section of the Offering Memorandum, as certified by the Company in an Officer’s Certificate;
(i)
to irrevocably elect a Settlement Method and/or a Specified Dollar Amount, or eliminate the Company’s right to elect a Settlement Method; or
(j)
to make changes in connection with an acceptance for listing on a Permitted Exchange, as contemplated under Section 15.02(e).

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the written notice to or the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. Subject to certain exceptions and except as otherwise contemplated in the immediately succeeding paragraph of this Section, with the consent (evidenced as provided in Article VIII) of the Holders of more than 50% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)
reduce the amount of Notes whose Holders must consent to an amendment;
(b)
make any Note payable in a currency other than U.S. dollars;
(c)
impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or
(d)
make any change in this Article X that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Other than with the consent of at least 75% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article VIII and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), no amendment may, among other things:

(a)
reduce the rate of or extend the stated time for payment of interest on any Note;
(b)
reduce the principal of or change the Maturity Date of any Note;
(c)
make any change that adversely affects the conversion rights of any Notes;
(d)
reduce the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the

Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(e)
change the ranking of the Notes; or
(f)
change the Company’s obligation to pay Additional Amounts on any Note.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of the requisite Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless (i) the Trustee has not received an Opinion of Counsel stating that such supplemental indenture is authorized and permitted by the terms of this Indenture and not contrary to law or (ii) such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture becomes effective under Section 10.01 or Section 10.02, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated upon receipt of a Company Order, by the Trustee and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to the Trustee. In addition to the documents required by Section 17.06, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X and is permitted or authorized by this Indenture and with respect to such Opinion of Counsel, that such supplemental indenture is the valid and binding obligation of the Company enforceable in accordance with its terms, subject to customary exceptions and qualifications.

Article XI.

Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)
the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, the Cayman Islands, the British Virgin Islands, Bermuda or Hong Kong and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts pursuant to Section 4.07); and
(b)
immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes (including, for the avoidance of doubt, any Additional Amounts), the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes (including, for the avoidance of doubt, any Additional Amounts) and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the Company’s properties and assets, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article XI the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article XI) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article XI.

Article XII.

Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

Article XIII.

Intentionally Omitted

Article XIV.
Conversion of Notes

Section 14.01 Conversion Privilege.

(a)
Holders may not convert the Notes at any time on or prior to the 40th day following the last date of original issuance of the Notes (such date, the “Compliance Period End Date”). After the Compliance Period End Date, subject to and upon compliance with the provisions of this Article XIV, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is US$200,000 principal amount or an integral multiple of US$200,000) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding September 15, 2027 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after September 15, 2027 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 101.4636 ADSs (subject to adjustment as provided in this Article XIV, the “Conversion Rate”) per US$1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).
(b)
(i) After the Compliance Period End Date and prior to the close of business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per US$1,000 principal amount of Notes, as determined following a written request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the ADSs on each such Trading Day and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes unless the Company has requested such determination in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per US$1,000 principal amount of Notes) unless a Holder provides the Company with reasonable evidence that the Trading Price per US$1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the ADSs on such Trading Day and the Conversion Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) in writing to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per US$1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate. At such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of the three independent nationally recognized securities dealers the Company selects, and the Company will direct those securities dealers to provide bids to the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per US$1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent in writing to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per US$1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per US$1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the ADSs and the Conversion Rate for such date, the Company shall so notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) that the Trading Price condition set forth in this Section 14.01(b)(i) is no longer met and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids again until another qualifying request is made as provided above. Neither the Trustee nor any of the Agents shall have any duty to appoint or monitor the Bid Solicitation Agent.
(ii)
If, prior to the close of business on the Business Day immediately preceding September 15, 2027, the Company elects to:
A.
issue to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per share that is less than the average of the Last Reported Sale Prices of the ADSs, divided by the number of Class A Ordinary Shares then represented by one ADS, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
B.
distribute to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as determined by the Board of Directors, exceeding 10% of (i) the Last Reported Sale Price of the ADSs on the Trading Day preceding the date of announcement for such distribution, divided by (ii) the number of Class A Ordinary Shares then represented by one ADS, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time from, and including, the later of (x) the date the Company provides such notice or (y) the Compliance Period End Date, until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time.

(iii)
If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding September 15, 2027, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets that occurs prior to the close of business on the Business Day immediately preceding September 15, 2027, in each case, pursuant to which the ADSs would be converted into cash, securities or other assets, all or any portion of a Holder’s Notes may be surrendered for conversion at any time from or after the actual effective date of such transaction until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the date the Company publicly announces such transaction.
(iv)
After the Compliance Period End Date and prior to the close of business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2023 (and only during such calendar quarter), if the Last Reported Sale Price of the ADSs for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing if the Notes become convertible in accordance with this clause (iv).
(v)
If the Company calls all of the Notes for redemption pursuant to Article XVI, then a Holder may surrender all or any portion of its Called Notes (in principal amounts of US$200,000 or integral multiple of US$200,000 in excess thereof) for conversion at any time prior to the close of business on the second Business Day prior to the Tax Redemption Date, as applicable, or the Optional Redemption, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Called Notes on account of the Company’s delivery of a Tax Redemption Notice or Optional Redemption Notice shall expire under this clause (v), unless the Company defaults in the payment of the related Redemption Price, in which case a Holder may convert all or any portion of its Called Notes (in principal amounts of US$200,000 or integral multiple of US$200,000 in excess thereof) until the Redemption Price has been paid or duly provided for.

If a Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 42nd Scheduled trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Business Day immediately prior to such Redemption Date, as applicable, unless the Company defaults in the payment of the related Redemption Price, in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and in each case each such conversion will be deemed to be of a note called for redemption (a “Deemed Redemption”).

If a Holder elects to convert Called Notes from, and including, the date of issuance of a the Tax Redemption Notice or Optional Redemption Notice, as the case may be, with respect to such Called Notes until the close of business on the second Business Day immediately preceding the relevant Redemption Date (or, if the Company defaults in the payment of the Redemption Price, until the Redemption Price has been paid or duly provided for) (any such period, a “Redemption Period”), the Company will, under certain circumstances, increase the Conversion Rate for such Called Notes as described under Section 14.03. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes as described under Section 16.02, Holders of the Notes that are not Called Notes will not be entitled to convert such Notes on account of the relevant Redemption Notice and will not be entitled to an increased Conversion Rate on account of the relevant Redemption Notice for conversions of such Notes during the related Redemption Period if such Notes are otherwise convertible.

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a)
Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each US$1,000 principal amount of Notes being converted, cash (“Cash Settlement”), ADSs, together with cash, if applicable, in lieu of delivering any fractional ADSs in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and ADSs, together with cash, if applicable, in lieu of delivering any fractional ADS in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
(i)
All conversions of Called Notes for which the relevant Conversion Date occurs during the related Redemption Period, and all conversions for which the relevant Conversion Date occurs on or after September 15, 2027 shall be settled using the same Settlement Method.
(ii)
Except for any conversions of Called Notes for which the relevant Conversion Date occurs during the relevant Redemption Period, and any conversions for which the relevant Conversion Date occurs on or after September 15, 2027 , the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.
(iii)
If, in respect of any Conversion Date (or the period described in the third immediately succeeding set of parentheses, as the case may be), the Company elects a

Settlement Method, the Company shall deliver a written notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be) to converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions of Called Notes for which the relevant Conversion Date occurs during the relevant Redemption Period, in such Redemption Notice, or in the case of any conversions of Notes for which the relevant Conversion Date occurs on or after September 15, 2027, no later than September 15, 2027) (in each case, the “Settlement Method Election Deadline”). If the Company does not elect a Settlement Method prior to the Settlement Method Election Deadline, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation (such settlement method, the “Default Settlement Method”), and the Specified Dollar Amount per US$1,000 principal amount of Notes shall be equal to US$1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per US$1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per US$1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per US$1,000 principal amount of Notes shall be deemed to be US$1,000.
(iv)
The Company may, by written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee), on or before September 15, 2027, change the Default Settlement Method to any Settlement Method that the Company is then permitted to elect or irrevocably elect to satisfy its Conversion Obligation with respect to the Notes through any Settlement Method that the Company is then permitted to elect (including Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice), or eliminate its right to elect a Settlement Method, in each case, that will apply for all Conversion Dates occurring subsequent to delivery of such notice. If the Company changes the Default Settlement Method or elects to irrevocably fix the Settlement Method, in either case, to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company shall, after the date of such change or election, as the case may be, inform Holders converting their Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Specified Dollar Amount in respect of the relevant conversion or conversions no later than the relevant Settlement Method Election Deadline for such conversion or conversions, or, if the Company does not timely inform the Holders, the Trustee and the Conversion Agent of the Specified Dollar Amount, such Specified Dollar Amount shall be the specific amount set forth in the change or election notice or, if no specific amount was set forth in the change or election notice, such Specified Dollar Amount shall be deemed to be $1,000 per $1,000 principal amount of Notes. If the Company changes the Default Settlement Method or irrevocably fixes the Settlement Method, the Company shall concurrently with providing notice to all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee), issue a report on Form 6-K (or any successor form) or press release announcing that the Company has elected to change the Default Settlement Method or irrevocably fix the Settlement Method. Notwithstanding the foregoing, no such change in the Default Settlement Method or irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Conversion Date pursuant to this Section 14.02. For the avoidance of doubt, such irrevocable election or change (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes, including pursuant to Section 10.01(i). However, the Company may nonetheless choose to execute such an amendment at the Company’s option.
(v)
The cash, ADSs or a combination of cash and ADSs, as applicable, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:
A.
if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each US$1,000 principal amount of Notes being converted a number of ADSs equal to the Conversion Rate in effect immediately after the close of business on the relevant Conversion Date;
B.
if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each US$1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and
C.
if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each US$1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.
(vi)
The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional ADS, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional ADSs. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)
Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with (w) the DTC’s procedures for converting a beneficial interest in a Global Note, (x) the Restricted Issuance Agreement with respect to any ADSs delivered upon conversion of the Notes prior to the Resale Restriction Termination Date or the Deposit Agreement, as applicable, in effect at that time and, (y) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually or electronically sign and deliver a duly completed irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, PDF or other electronic transmission thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any ADSs to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article XIV on the Conversion Date, or promptly following receipt of instructions for such conversion. No Notice of Conversion with respect to any Notes may be delivered, and no Notes may be surrendered for conversion, by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with Section 15.03.

By converting a beneficial interest in a Global Note into ADSs, the Holder is deemed to represent to the Company and the ADS Depositary that such Holder is not an “affiliate” (as defined in Rule 144) of the Company and has not been an “affiliate” of the Company during the three months immediately preceding the Conversion Date.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)
A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method; provided that in respect of all conversions for which the relevant Conversion Date occurs on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date (if the Company elects any Settlement Method other than Physical Settlement) and all conversions for which the relevant Conversion Date occurs on or after March

1, 2028 (if the Company elects Physical Settlement), the Company will deliver the consideration due in respect of such conversions on the Maturity Date. If any ADSs are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to such Holder, or such Holder’s nominee or nominees, the full number of ADSs to which such Holder shall be entitled, (i) in book-entry format through the Depositary if the Conversion Date occurs on or after the Resale Restriction Termination Date, or (ii) in book-entry format through the ADS Depositary in accordance with the Restricted Issuance Agreement if the Conversion Date occurs prior to the Resale Restriction Termination Date, in each case, in satisfaction of the Company’s Conversion Obligation.
(d)
In case any certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
(e)
If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp, issue, transfer or similar tax due on the delivery of any ADSs upon conversion of the Notes or the issuance of the underlying Class A Ordinary Shares, unless the tax is due because the Holder requests such ADSs (or the Class A Ordinary Shares) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company shall pay the ADS Depositary’s fees for the issuance of the ADSs.
(f)
Except as provided in Section 14.04, no adjustment shall be made for dividends on any ADSs issued upon the conversion of any Note as provided in this Article 14.
(g)
Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
(h)
Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and ADSs, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to the open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by an amount in U.S. dollars equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) with respect to conversions of any Called Notes, if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the third Business Day immediately succeeding such Interest Payment Date); (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately succeeding the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the second Business Day immediately succeeding such Interest Payment Date); or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.
(i)
The Person in whose name any ADSs shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.
(j)
The Company shall not issue any fractional ADSs upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional ADS issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of ADSs that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional ADSs (the “Additional ADSs”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the second Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). The Company shall provide written notification to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(b)
Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the ADS Price for the transaction and shall be deemed to be an amount of cash per US$1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional ADSs), multiplied by such ADS Price. In such event, the Conversion Obligation will be determined and paid to Holders in cash on the second Business Day following the Conversion Date.
(c)
The number of Additional ADSs, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “ADS Price”) paid (or deemed to be paid) per ADS in the Make-Whole Fundamental Change. If the holders of the ADSs receive in exchange for their ADSs only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the ADS Price shall be the cash amount paid per ADS. Otherwise, the ADS Price shall be the average of the Last Reported Sale Prices of the ADSs over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)
The ADS Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted ADS Prices shall equal the ADS Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the ADS Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional ADSs set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
(e)
The following table sets forth the number of Additional ADSs to be received per US$1,000 principal amount of Notes pursuant to this Section 14.03 for each ADS Price and Effective Date set forth below:

	ADS price
Effective date	7.73	8.80	9.85575	11.50	12.81248	15.50	18.50	23.0	30.0	37.5	50.0	70.0
	27.9030	21.7784	17.5278	13.0191	10.5405	7.1665	4.8632	2.8122	1.1747	0.3744	0	0
	27.9030	21.7091	17.0804	12.3904	9.9208	6.6826	4.5351	2.6409	1.1207	0.3699	0	0
	27.9030	20.9557	15.8588	11.0774	8.7274	5.8052	3.9411	2.3148	0.9943	0.3283	0	0
	27.9030	17.6795	13.1020	8.8278	6.7988	4.4206	2.9984	1.7830	0.7750	0.2491	0	0
	27.9030	15.2807	9.9059	5.6157	3.9797	2.4548	1.6859	1.0352	0.4603	0.1381	0	0
	27.9030	12.1727	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0	0

The exact ADS Prices and Effective Dates may not be set forth in the table above, in which case:

(i)
if the ADS Price is between two ADS Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional ADSs shall be determined by a straight-line interpolation between the number of Additional ADSs set forth for the higher and lower ADS Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
(ii)
if the ADS Price is greater than US$50.0 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate; and
(iii)
if the ADS Price is less than US$7.73 per ADS (subject to adjustment in the same manner as the ADS Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional ADSs shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per US$1,000 principal amount of Notes exceed 129.3666 ADSs, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)
Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04.
(g)
If the Holder elects to convert its Notes in connection with a Tax Redemption or an Optional Redemption pursuant to Article XVI, the Conversion Rate shall be increased by a number of additional ADSs determined pursuant to this Section 14.03(g). The Company shall settle conversions of Notes as described in Section 14.02 and, for the avoidance of doubt, pay Additional Amounts, if any, with respect to any such conversion.

A conversion shall be deemed to be “in connection with” a Tax Redemption or an Optional Redemption pursuant to Article XVI if such Notes are Called Notes with respect to the relevant Redemption Notice and the relevant Conversion Date occurs during the relevant Redemption Period.

Simultaneously with providing such Redemption Notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

The number of additional ADSs by which the Conversion Rate will be increased with respect to any conversion of Called Notes during the relevant Redemption Period will be determined by reference to the table in clause (e) above based on the Redemption Reference Date and the Redemption Reference Price (each as defined below), but determined for purposes of this Section 14.03(g) as if (x) the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change, (y) the applicable “Redemption Reference Date” were the “Effective Date” as specified in clause (c) above and (z) the applicable “Redemption Reference Price” were the “ADS price” as specified in clause (c) above. For this purpose, the date on which the Company delivers a Redemption Notice is a “Redemption Reference Date” and the average of the Last Reported Sale Prices of the ADSs over the five Trading Day immediately preceding, the date the Company delivers such Redemption Notice is the “Redemption Reference Price.”

Section 14.04 Adjustment of Conversion Rate. If the number of Class A Ordinary Shares represented by the ADSs is changed after March 1, 2023 for any reason other than one or more of the events described in this Section 14.04, the Company shall make an appropriate adjustment to the Conversion Rate such that the number of Class A Ordinary Shares represented by the ADSs upon which conversion of the Notes is based remains the same.

Notwithstanding the adjustment provisions described in this Section 14.04, if the Company distributes to holders of the Class A Ordinary Shares any cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company (but excluding Expiring Rights) and a corresponding distribution is not made to holders of the ADSs, but, instead, the ADSs shall represent, in addition to Class A Ordinary Shares, such cash, rights, options, warrants, shares of Capital Stock or similar equity interest, evidences of indebtedness or other assets or property of the Company, then an adjustment to the Conversion Rate described in this Section 14.04 shall not be made until and unless a corresponding distribution (if any) is made to holders of the ADSs, and such adjustment to the Conversion Rate shall be based on the distribution made to the holders of the ADSs and not on the distribution made to the holders of the Class A Ordinary Shares. However, in the event that the Company issues or distributes to all holders of the Class A Ordinary Shares any Expiring Rights, notwithstanding the immediately preceding sentence, the Company shall adjust the Conversion Rate pursuant to Section 14.04(b) (in the case of Expiring Rights described in clause (b) below entitling holders of the Class A Ordinary Shares for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase Class A Ordinary Shares or ADSs) or Section 14.04(c) (in the case of all other Expiring Rights).

For the avoidance of doubt, if any event described in this Section 14.04 results in a change to the number of Class A Ordinary Shares represented by the ADSs, then such a change shall be deemed to satisfy the Company’s obligation to effect the relevant adjustment to the Conversion Rate on account of such an event to the extent such change reflects what a corresponding change to the Conversion Rate would have been on account of such event.

The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a (x) share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the ADSs and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of ADSs equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder. Neither the Trustee nor the Conversion Agent shall have any responsibility to monitor or verify the accuracy of any calculation of adjustment of the Conversion Rate and the same shall be conclusive and binding on the Holders, absent manifest error. Notice of such adjustment to the Conversion Rate shall be given by the Company promptly in writing to the Holders, the Trustee and the Conversion Agent and shall be conclusive and binding on the Holders, absent manifest error.

(a)
If the Company exclusively issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;
OS0	=

the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable (before giving effect to any such dividend, distribution, split or combination) ; and

OS1	=	the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)
If the Company issues to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs) any rights (other than in connection with a stockholder rights plan), options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Ordinary Share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X	=	the total number of Class A Ordinary Shares (directly or in the form of ADSs) deliverable pursuant to such rights, options or warrants; and
Y	=

the number of Class A Ordinary Shares equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the quotient of (a) the average of the Last Reported Sale Prices of the ADSs over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants divided by (b) the number of Class A Ordinary Shares then represented by one ADS.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that Class A Ordinary Shares or ADSs are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)A, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares (directly or in the form of ADSs) at a price per Class A Ordinary Share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares or the ADSs, as the case may be (divided by, in the case of the ADSs, the number of Class A Ordinary Shares then represented by one ADS), for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares or ADSs, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)
If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding Class A Ordinary Share (directly or in the form of ADSs) on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each US$1,000 principal amount thereof, at the same time and upon the same terms as holders of the ADSs receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate in effect on the Record Date for the ADSs for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares (directly or in the form of ADSs) of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;
CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;
FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Ordinary Shares (directly or in the form of ADSs) applicable to one Class A Ordinary Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the ADSs were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Class A Ordinary Shares (directly or in the form of ADSs) entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares (directly or in the form of ADSs); (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Ordinary Shares (directly or in the form of ADSs), shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per Ordinary Share redemption or purchase price received by a holder or holders of Class A Ordinary Shares (directly or in the form of ADSs) with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares (directly or in the form of ADSs) as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)
a dividend or distribution of Class A Ordinary Shares (directly or in the form of ADSs) to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)
a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Class A Ordinary Shares (directly or in the form of ADSs) included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)
If any cash dividend or distribution is made to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0	=

the Last Reported Sale Price of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per Class A Ordinary Share the Company distributes to all or substantially all holders of the Class A Ordinary Shares (directly or in the form of ADSs).

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each US$1,000 principal amount of Notes, at the same time and upon the same terms as holders of the ADSs, the amount of cash that such Holder would have received if such Holder owned a number of ADSs equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)
If the Company or any of its Subsidiaries or consolidated affiliated entities make a payment in respect of a tender or exchange offer for the Class A Ordinary Shares (directly or in the form of ADSs), to the extent that the cash and value of any other consideration included in the payment per Class A Ordinary Share exceeds the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=

the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Class A Ordinary Shares or ADSs, as the case may be, purchased in such tender or exchange offer;

OS0	=

the number of Class A Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Class A Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Class A Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Class A

Ordinary Shares or ADSs, as the case may be, accepted for purchase or exchange in such tender or exchange offer); and
SP1	=

the average of the Last Reported Sale Prices of the ADSs (divided by the number of Class A Ordinary Shares then represented by one ADS) over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day.

(f)
Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the ADSs as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the ADSs on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Fundamental Change or Make-Whole Fundamental Change and (ii) in the case of any Note to which Physical Settlement applies, the relevant Conversion Date, and, in the case of any Note to which Cash Settlement or Combination Settlement applies, each Trading Day of the applicable Observation Period. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to the conversion have been satisfied or what number of Ordinary Shares or ADSs a Holder would have held on a given day had it converted its Notes.

(g)
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of Class A Ordinary Shares or ADSs or any securities convertible into or exchangeable for Class A Ordinary Shares or ADSs or the right to purchase Class A Ordinary Shares or ADSs or such convertible or exchangeable securities.
(h)
In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, and the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of the Class A Ordinary Shares or the ADSs or rights to purchase Class A Ordinary Shares or ADSs in connection with a dividend or distribution of Class A Ordinary Shares or ADSs (or rights to acquire Class A Ordinary Shares or ADSs) or similar event.
(i)
Notwithstanding anything to the contrary in this Article XIV, the Conversion Rate shall not be adjusted:
(i)
upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Class A Ordinary Shares or ADSs under any plan;
(ii)
upon the issuance of any Class A Ordinary Shares or ADSs or options or rights to purchase those Class A Ordinary Shares or ADSs pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries and the Company’s consolidated affiliated entities;
(iii)
upon the repurchase of any Ordinary Shares or ADSs pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (e) of this Section 14.04 above;
(iv)
upon the repurchase of any existing convertible senior notes issued by the Company at the holder’s option pursuant to the terms of the related indenture, including pursuant to the Tender Offer Statement on Schedule TO dated February 16, 2023 in respect of the Company’s 2.00% convertible senior notes due 2025;
(v)
upon the issuance of any Class A Ordinary Shares or ADSs pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued (other than any rights under a rights plan);
(vi)
solely for a change in the par value of the Class A Ordinary Shares or ADSs; or
(vii)
for accrued and unpaid interest, if any.

(j)
All calculations and other determinations under this Article XIV shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of an ADS.
(k)
Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 14.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, and (iii) the date as of which such adjustment is effective, and such Officer’s Certificate shall be conclusive evidence of the accuracy of such adjustment absent manifest error. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein.
(l)
For purposes of this Section 14.04, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs) so long as the Company does not pay any dividend or make any distribution on Class A Ordinary Shares held in the treasury of the Company (directly or in the form of ADSs), but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.

Section 14.05 . Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, the ADS Price for purposes of a Make-Whole Fundamental Change or the Redemption Reference Price for purposes of the Company’s election to redeem the Notes in accordance with Article XVI over a span of multiple days, the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective pursuant to Section 14.04, or any event requiring an adjustment to the Conversion Rate pursuant to Section 14.04 where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when such Last Reported Sale Prices, ADS Prices, the Redemption Reference Price, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06 Class A Ordinary Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued Class A Ordinary Shares or Class A Ordinary Shares held in treasury, a sufficient number of Class A Ordinary Shares that corresponds to the number of ADSs due upon conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional ADSs pursuant to Section 14.03 and that at the time of computation of such number of Class A

Ordinary Shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Class A Ordinary Shares.

(a)
In the case of:
(i)
any recapitalization, reclassification or change of the ADSs or Class A Ordinary Shares (other than changes resulting from a subdivision or combination),
(ii)
any consolidation, merger, combination or similar transaction involving the Company,
(iii)
any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries and consolidated affiliated entities substantially as an entirety, or
(iv)
any statutory share exchange,

in each case, as a result of which the ADS or the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing that, at and after the effective time of such Merger Event, the right to convert each US$1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of ADSs equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one ADS is entitled to receive) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any ADSs that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of ADSs would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one ADS would have received in such transaction.

If the Merger Event causes the ADSs or Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of holder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of ADSs, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one ADS. If the holders of the ADSs or Class A Ordinary Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each US$1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional ADSs pursuant to Section 14.03), multiplied by the price paid per ADS or Class A Ordinary Share, as applicable, in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall provide written notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall (i) provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Article XIV (it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of shares of Common Equity (however evidenced) or depositary receipts in respect thereof) and (ii) contain such other provisions that the Board of Directors determines in good faith are appropriate to preserve the economic interests of the Holders and to give effect to the provisions described in this Section 14.07. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the Company or the successor or purchasing Person, as the case may be, in such Merger Event, then such other Person shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change pursuant to Section 15.02 and the right of Holders to require the Company to repurchase their Notes on March 16, 2026 pursuant to Section 15.01, as the Board of Directors shall consider necessary by reason of the foregoing.

(b)
[Reserved]
(c)
The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into cash, ADSs or a combination of cash and ADSs, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
(d)
The above provisions of this Section shall similarly apply to successive Merger Events.

Section 14.08 Certain Covenants. (a) The Company covenants that all ADSs delivered upon conversion of Notes, and all Class A Ordinary Shares represented by such ADSs, will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)
The Company covenants that, if any ADSs to be provided for the purpose of conversion of Notes hereunder, or any Class A Ordinary Shares represented by such ADSs, require registration with or approval of any governmental authority under any federal or state law before such ADSs may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
(c)
The Company further covenants that if at any time the ADSs shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the ADSs shall be so listed on such exchange or automated quotation system, any ADSs deliverable upon conversion of the Notes.
(d)
The Company further covenants to take all actions and obtain all approvals and registrations required with respect to the conversion of the Notes into ADSs and the issuance, and deposit into the ADS facility, of the Class A Ordinary Shares represented by such ADSs. The Company has reserved and will keep available at all times an adequate number of the Class A Ordinary Shares for the purposes of enabling the Company to satisfy its obligation to deliver ADSs. The Company also undertakes to maintain, as long as any Notes are outstanding, the effectiveness of a registration statement on Form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that ADSs can be delivered in accordance with the terms of this Indenture, the Notes and the Deposit Agreement or Restricted Issuance Agreement, as applicable, upon conversion of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any ADSs, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any ADSs or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion, the accuracy or inaccuracy of any mathematical calculation or formulae under this Indenture, whether by the Company or any Person so authorized by the Company for such purpose under this Indenture or the failure by the Company to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of ADSs or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining or verifying whether any event has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for this Article XIV. Except as otherwise expressly provided herein, neither the Trustee nor any other agent acting under this Indenture (other than the Company, if acting in such capacity) shall have any obligation to make any calculation or to determine or verify whether the Notes may be surrendered for conversion pursuant to this Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of this Indenture.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a)
action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;
(b)
Merger Event; or
(c)
voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Ordinary Shares or ADSs, as the case may be, of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Ordinary Shares or ADSs, as the case may be, of record shall be entitled to exchange their Class A Ordinary Shares or ADSs, as the case may be, for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. To the extent that the Company has a rights plan in effect, upon conversion of the Notes, each ADS, if any, delivered upon such conversion shall be entitled to receive (either directly or in respect of the Class A Ordinary Shares underlying such ADSs) the appropriate number of rights, if any, and the certificates representing the ADSs delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the Class A Ordinary Shares underlying the ADSs in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Class A Ordinary Shares Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12. Limit on Issuance of ADSs Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of ADSs upon conversion of the Notes in excess of such limitations or pay cash in lieu of delivering any ADSs otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP for each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering ADSs, the Company pays cash pursuant to this Section 14.12.

Section 14.13. Termination of Depositary Receipt Program. If the Class A Ordinary Shares cease to be represented by ADSs issued under a depositary receipt program sponsored by the Company, all references in this Indenture to the ADSs shall be deemed to have been replaced by a reference to the number of Class A Ordinary Shares (and other property, if any) represented by the ADSs on the last day on which the ADSs represented the Class A Ordinary Shares and as if the Class A Ordinary Shares and the other property had been distributed to holders of the ADSs on that day. In addition, all references to the Last Reported Sale Price of the ADSs will be deemed to refer to the Last Reported Sale Price of the Class A Ordinary Shares, and other appropriate adjustments, including adjustments to the Conversion Rate, will be made to reflect such change. In making such adjustments, where currency translations between U.S. dollars and any other currency are required, the exchange rate in effect on the date of determination will apply. The Company shall provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) upon the occurrence of the foregoing.

Section 14.14 Exchange In Lieu Of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), cause, on or prior to the Business Day immediately following the Conversion Date, such Notes to be transferred to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Financial Institution(s) must agree to timely pay and/or deliver, as the case may be, in exchange for such Notes, the cash, ADSs or a combination thereof, at the Company’s election, that would otherwise be due upon conversion pursuant to Section 14.02 or such other amount agreed to by such Holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes an Exchange Election, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder surrendering Notes for conversion that the Company has made the Exchange Election and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered, as the case may be.

(b)
Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the relevant Conversion Consideration, as, and at the time, required pursuant to this Indenture as if the Company had not made the Exchange Election.
(c)
The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for exchange does not require such Designated Financial Institution(s) to accept any Notes.
(d)
The Conversion Agent will be entitled to receive and conclusively rely upon the Company’s instructions in connection with effecting any Exchange Election.

Article XV.

Repurchase of Notes at Option of Holders

Section 15.01 Repurchase at Option of Holders. (a) Each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash on March 16, 2026 (the “Repurchase Date”), all of such Holder’s Notes, or any portion thereof that is equal to US$200,000 or an integral multiple of US$200,000 in excess thereof, at a repurchase price (the “Repurchase Price”) that is equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that any such accrued and unpaid interest shall be paid not to the Holders submitting the Notes for repurchase on the Repurchase Date but instead to the Holders of such Notes at the close of business on the Regular Record Date immediately preceding the Repurchase Date. Not later than 20 Business Days prior to the Repurchase Date, the Company shall mail a notice (the “Company Notice”) by first class mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Note Register of the Note Registrar (and to beneficial owners as required by applicable law). The Company Notice shall include a form of Repurchase Notice to be completed by a holder and shall state:

(i)
the last date on which a Holder may exercise its repurchase right pursuant to this Section 15.01 (the “Repurchase Expiration Time”);
(ii)
the Repurchase Price;
(iii)
the Repurchase Date;
(iv)
the name and address of the Conversion Agent and Paying Agent;
(v)
that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice in accordance with the terms of this Indenture;
(vi)
that the Holder shall have the right to withdraw any Notes surrendered prior to the Repurchase Expiration Time; and

(vii)
the procedures a Holder must follow to exercise its repurchase rights under this Section 15.01 and a brief description of those rights.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

Simultaneously with providing the Company Notice, the Company shall publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.01.

Repurchases of Notes under this Section 15.01 shall be made, at the option of the Holder thereof, upon:

A.
delivery to the Paying Agent by the Holder of a duly completed notice (the “Repurchase Notice”) in the form set forth in Attachment 3 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Notes are Global Notes, in each case during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the second Business Day immediately preceding the Repurchase Date; and
B.
delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Paying Agent Office, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Price therefor.

Each Repurchase Notice shall state:

C.
in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
D.
the portion of the principal amount of the Notes to be repurchased, which must be US$200,,000 or an integral multiple of US$200,000 in excess thereof; and
E.
that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date by delivery of a duly completed written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

No Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.01 by a Holder thereof to the extent such Holder has also delivered a Fundamental Change Repurchase Notice with respect to such Note in accordance with Section 15.02 and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

(b)
Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the Holders on the Repurchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to US$200,000 or an integral multiple of US$200,000 in excess thereof, on the Business Day (the “Fundamental Change Repurchase Date”) notified in writing by the Company as set forth in Section 15.02(c) that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date on such Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article XV.

(b)
Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)
delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)
delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)
in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)
the portion of the principal amount of Notes to be repurchased, which must be US$200,000 or an integral multiple of US$200,000 thereof; and
(iii)
that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

No Fundamental Change Repurchase Notice with respect to any Notes may be delivered and no Note may be surrendered for repurchase pursuant to this Section 15.02 by a Holder thereof to the extent such Holder has also delivered a Repurchase Notice with respect to such Note in accordance with Section 15.01 and not validly withdrawn such Repurchase Notice in accordance with Section 15.03.

(c)
On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
(i)
the events causing the Fundamental Change;
(ii)
the date of the Fundamental Change;
(iii)
the last date on which a Holder may exercise the repurchase right pursuant to this Article XV;
(iv)
the Fundamental Change Repurchase Price;
(v)
the Fundamental Change Repurchase Date;
(vi)
the name and address of the Paying Agent;
(vii)
if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
(viii)
that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)
the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and delivered to the Trustee no later than 2 Business Days (or such shorter period as is acceptable to the Trustee) prior to the date the Fundamental Change Company Notice is to be sent.

(d)
Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the

Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(e)
If a Fundamental Change described in clause (d) of the definition thereof has occurred and the Class A Ordinary Shares have been accepted for listing on a Permitted Exchange, then, on and after the later to occur of (x) the date of such acceptance for listing on a Permitted Exchange or (y) the effective date of such Fundamental Change (the “New Listing Reference Date”), Section 14.07 shall be deemed to apply mutatis mutandis as if the Reference Property for the Notes were the Class A Ordinary Shares; provided that the supplemental indenture required in Section 14.07 to reflect the replacement of the ADSs with the Class A Ordinary Shares and other protections described therein shall be executed no later than five Business Days after the New Listing Reference Date. The Company shall notify Holders and the Conversion Agent (if other than the Trustee) in writing as promptly as reasonably practicable following the date the Company executes such supplemental indenture and shall concurrently with such notice either post such supplemental indenture on the Company’s website or disclose the same in a current report on Form 6-K (or any successor form) that is filed with the Commission. For the avoidance of doubt, such amendments described under this Section 15.02(e) shall not affect the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with the rest of this Section 15.02.

Section 15.03 Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice. A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a duly completed written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the second Business Day immediately preceding the Repurchase Date or prior to the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date, as the case may be, specifying:

(a)
the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which principal amount must be in principal amounts of US$200,000 or an integral multiple of US$200,000 in excess thereof,
(b)
if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)
the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of US$200,000 or an integral multiple of US$200,000 in excess thereof;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04 Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(b) on or prior to 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn in accordance with Section 15.03) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be (provided the Holder has satisfied the conditions in Section 15.01 or Section 15.02, as the case may be) and (ii) the time of book-entry transfer or the delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 15.01 or Section 15.02, as applicable, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

(b)
If by 10:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then, with respect to the Notes that have been properly surrendered for repurchase to the Paying Agent and not validly withdrawn, on such Repurchase Date or Fundamental Change Repurchase Date, as the case may be, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be).
(c)
Upon surrender of a certificated Note that is to be repurchased in part pursuant to Section 15.01 or Section 15.02, the Company shall execute and instruct the Trustee who shall authenticate and deliver to the Holder a new certificated Note in an authorized denomination equal in principal amount to the unrepurchased portion of the certificated Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:

(a)
comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
(b)
file a Schedule TO or other required schedule under the Exchange Act; and
(c)
otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article XV to be exercised in the time and in the manner specified in this Article XV.

The Company shall not be required to purchase, or to make an offer to purchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above in this Section 15.05 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time, for the same or greater price and otherwise in compliance with the requirements for an offer made by us as set forth above in this Section 15.05.

Notwithstanding anything to the contrary in this Indenture, to the extent that the provisions of any federal or state securities laws or other applicable laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Article XVI.

Optional Redemption

Section 16.01 Optional Redemption for Changes in the Tax Law of the Relevant Taxing Jurisdiction. Other than as described in this Article XVI, the Notes may not be redeemed by the Company at its option prior to maturity. If the Company or any successor to the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts, as a result of:

(a)
any change or amendment on or after March 1, 2023 that is not publicly announced before such date (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after March 1, 2023, any change or amendment after such later date) in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(b)
any change on or after March 1, 2023 that is not publicly announced before such date (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction on a date that is after March 1, 2023, any change or amendment after such later date) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination) (each of (a) or (b), a “Change in Tax Law”):

the Company (or a successor to the Company) may, at its option, redeem all but not part of the Notes (such redemption, the “Tax Redemption”) (except in respect of certain Holders that elect otherwise as described below) at a “Tax Redemption Price” equal to 100% of the principal amount (the “Tax Redemption Price”) plus accrued and unpaid interest, if any, to, but not including, the date fixed by the Company for such Tax Redemption (the “Tax Redemption Date”), including, any Additional Amounts with respect to such Tax Redemption Price; provided that the Company (or a successor to the Company) may only redeem the Notes if: (i) the Company (or a successor to the Company) cannot avoid such obligations by taking commercially reasonable measures available to the Company (provided that changing the jurisdiction of incorporation of the Company shall be deemed not to be a commercially reasonable measure); and (ii) the Company (or a successor to the Company) delivers to the Trustee an opinion of outside legal counsel or a tax advisor of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to such Change in Tax Law and obligation to pay Additional Amounts.

Notwithstanding anything to the contrary herein, neither the Company nor any successor Person may redeem any of the Notes in the case that Additional Amounts are payable in respect of PRC withholding tax at the Applicable PRC Rate or less solely as a result of the Company or its successor Person being considered a PRC tax resident under the PRC Enterprise Income Tax Law.

If the Tax Redemption Date occurs after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay on the Interest Payment Date the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the record holder of the Notes on the Regular Record Date corresponding to such Interest Payment Date, and the Tax Redemption Price payable to the Holder who presents a Note for redemption shall be equal to 100% of the principal amount of such Note, including, for the avoidance of doubt, any Additional Amounts with respect to such Redemption Price.

The Company shall give Holders of Notes (with a copy to the Trustee) not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (a “Tax Redemption Notice”) prior to the Tax Redemption Date. Simultaneously with providing such notice, the Company shall publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time. The Tax Redemption Date must be a Business Day and cannot fall after the Maturity Date.

Upon receiving such Tax Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of such Change in Tax Law that resulted in the obligation to pay such Additional Amounts (whether upon conversion, required repurchase, maturity or otherwise, and whether in cash, ADSs, or a combination thereof, Reference Property or otherwise) after the Tax Redemption Date (or, if the Company fails to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price), and all future payments with respect to such Notes shall be subject to the deduction or withholding of such Relevant Taxing Jurisdiction and taxes required by law to be deducted or withheld as a result of such Change in Tax Law; provided that, notwithstanding the foregoing, if a Holder electing not to have its Called Notes redeemed converts its Called Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law pursuant to Section 14.03(g), the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

Subject to the applicable procedures of DTC in the case of Global Notes, a Holder electing to not have its Notes redeemed must deliver to the Company, with a copy to the Paying Agent a written notice of election so as to be received by the Company and the Paying Agent or otherwise by complying with the requirements for conversion in Section 14.02(b) prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date. A Holder may withdraw any notice of election (other than such a deemed notice of election in connection with a conversion) by delivering to the Company and the Paying Agent a written notice of withdrawal prior to the close of business on the second Business Day immediately preceding the Tax Redemption Date (or, if the Company fail to pay the Redemption Price on the Tax Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made, the Holder shall have its Notes redeemed without any further action.

Section 16.02 Optional Redemption by the Company. The Company may not redeem the Notes prior to March 20, 2026, except under the circumstances described in Section 16.01.

(a)
On or after March 20, 2026, the Company may redeem for cash all or part of the Notes, at its option, if the Last Reported Sale Price of the ADSs has been at least 130% of the Conversion Price then in effect on (i) each of at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately prior to the date the Company provides the Optional Redemption Notice and (ii) the Trading Day immediately preceding the date the Company provides the Optional Redemption Notice (such redemption, an “Optional Redemption”).
(b)
In case the Company exercises its option to redeem all or, as the case may be, any part of the Note, it shall fix a date for redemption (the “Optional Redemption Date”) and shall give the Trustee, Conversion Agent, Paying Agent and each Holder of the Notes not less than 45 Scheduled Trading Days’ but no more than 60 Scheduled Trading Days’ notice (an “Optional Redemption Notice”) prior to the Optional Redemption Date, and the redemption price (the “Optional Redemption Price”) will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Optional Redemption Date (unless the Optional Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the Company shall pay on the

Interest Payment Date the full amount of accrued and unpaid interest, if any, to the holder of record as of the close of business on such Regular Record Date, and the Optional Redemption Price shall be equal to 100% of the principal amount of the Notes to be redeemed). The Optional Redemption Date must be a Business Day. Each Optional Redemption Notice shall specify:
(i)
the Optional Redemption Date;
(ii)
the Optional Redemption Price;
(iii)
the Settlement Method that will apply to all conversions with a Conversion Date that occurs on or after the date the Company sends such Optional Redemption Notice and before the close of business on the second Business Day immediately before the related Optional Redemption Date;
(iv)
that on the Optional Redemption Date, the Optional Redemption Price will become due and payable for each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date unless the Company defaults in the payment of the Optional Redemption Price;
(v)
the place or places where the Notes subject to such redemption are to be surrendered for payment of the Optional Redemption Price;
(vi)
that Holders of Called Notes may surrender their Called Notes for conversion at any time prior to the close of business on the second Business Day prior to the relevant Optional Redemption Date (unless the Company fails to pay the Optional Redemption Price, in which case a Holder of Notes may convert such Notes until the Business Day immediately preceding the date on which the Optional Redemption Price has been paid or duly provided for);
(vii)
the Conversion Rate and, if applicable, the number of Additional ADSs added to the Conversion Rate in accordance with Section 14.03(g);
(viii)
the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number listed in such notice or printed on the Notes; and
(ix)
in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed, and that upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

An Optional Redemption Notice shall be irrevocable. At the Company’s prior written request, the Trustee shall give the Optional Redemption Notice in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee not later than the close of business five Business Days prior to the date the Optional Redemption Notice is to be sent (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate and a Company Order requesting that the Trustee give such Optional Redemption Notice together with the Optional Redemption Notice to be given setting forth the information to be stated therein as provided in the preceding paragraph. The Optional Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Optional Redemption Notice or any defect in the Optional Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the Optional Redemption of any other Note.

If the Company decides to redeem fewer than all of the outstanding Notes, the aggregate principal amount of the Notes called for Optional Redemption must be US$200,000 or an integral multiple of US$200,000 in excess thereof, and, in the case of Physical Notes, the Trustee will select the Notes to be redeemed (in principal amounts of $200,000 or integral multiples of US$200,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and, in the case of a Global Note, the Notes to be redeemed shall be selected in accordance with, and subject to, DTC’s applicable procedures.

If a portion of the Notes is selected (or deemed selected) for partial Optional Redemption and such Holder converts a portion of such Notes, the converted portion shall be deemed to be from the portion selected (or deemed selected) for Optional Redemption. In the event of any Optional Redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for Optional Redemption, in whole or in part, except the unredeemed portion of any such Note being redeemed in part.

Section 16.03 Election to be redeemed. If the Company has designated a Tax Redemption Date or an Optional Redemption Date, a Holder that complies with the requirements for conversion under Section 14.02(b) will be deemed to have delivered a notice of its election to not have its Notes so redeemed.

Section 16.04 No redemption upon acceleration. No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

Article XVII.

Miscellaneous Provisions

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to iQIYI, Inc., 4/F, iQIYI Youth Center Yoolee Plaza, No. 21, North Road of Workers’ Stadium, Chaoyang District, Beijing, 100027, People’s Republic of China, Attention: Secretary. Any notice, direction, request or demand hereunder to or upon the Paying Agent shall be deemed to have been given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Paying Agent Office or sent electronically in PDF format. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been given or made by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format. Notwithstanding any other provision of the Indenture, notices to the Trustee shall only be deemed received upon actual receipt thereof by a Responsible Officer.

So long as and to the extent that the Notes are represented by Global Notes and such Global Notes are held by DTC, notices to owners of beneficial interests in the global notes may be given by delivery of the relevant notice to DTC for communication by it to entitled account holders.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register or delivered by electronic mail and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

For the avoidance of doubt, all notices, demands or other communications required or permitted to be given under this Indenture shall be in English.

Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Each of the parties hereto irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, immunity to post-award attachment or otherwise) in any proceedings against it arising out of or based on this Indenture or the transactions contemplated hereby.

Section 17.05 Submission to Jurisdiction; Service of Process. The Company irrevocably appoints Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to iQIYI, Inc., 4/F, iQIYI Youth Center Yoolee Plaza, No. 21, North Road of Workers’ Stadium, Chaoyang District, Beijing, 100027, People’s Republic of China, Attention: Secretary, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five and a half years from the date of this Indenture. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Holders and the Trustee a copy of the new agent’s acceptance of that appointment within ten Business Days of such acceptance. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other court of competent jurisdiction. To the extent that the Company has or hereafter may acquire any sovereign or other immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations hereunder or under any Note.

Section 17.06 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all covenants and conditions precedent in the Indenture have been complied with.

Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 17.07 Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date, Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.08 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.09 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED

BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 Force Majeure. The Trustee and the Agents shall not be responsible for any loss or damage, or failure to comply or delay in complying with any duty or obligation, under or pursuant to this Indenture arising as a direct or indirect result of any Force Majeure Event; it being understood that the Trustee or the Agents, as the case may be, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the ADS Price, the Redemption Reference Price, the Last Reported Sale Prices of the ADSs, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, the number of Additional ADSs to be added to the Conversion Rate with respect to Notes converted in connection with a Make-Whole Fundamental Change and with respect to Called Notes converted in connection with a Tax Redemption or an Optional Redemption, and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and the Conversion Agent shall have no duty to monitor or verify the accuracy of the Company’s calculations, and shall be entitled to rely conclusively and without liability upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Section 17.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17 HKMA Stay Rules. If this Indenture is or becomes a “covered contract” (within the meaning of the Financial Institutions (Resolution) (Contractual Recognition of Suspension of Termination Rights – Banking Sector) Rules (Cap. 628C) of Hong Kong (the “Stay Rules”)), each party hereto agrees that, despite any other term or conditions of this Indenture or any other agreement, arrangement or understanding, each party hereto will be bound by a suspension of a “termination right” (within the meaning of the Stay Rules) in relation to this Indenture imposed by the Hong Kong Monetary Authority under section 90(2) of the Financial Institutions (Resolution) Ordinance (Cap. 628) of Hong Kong.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

IQIYI, INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Chief Financial Officer

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ John Kane
Name:	John Kane
Title:	Vice President

[Signature page to Indenture]

Exhibit A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL, OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “DISTRIBUTION COMPLIANCE PERIOD END DATE”) THAT IS 40 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, ONLY (A) TO IQIYI. INC. (THE “COMPANY”) OR ONE OF ITS SUBSIDIARIES OR (B) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS NOTE OR A BENEFICIAL INTEREST HEREIN.

IQIYI, INC.

6.50% Convertible Senior Note due 2028

No. [_____] [Initially] US$_________

CUSIP No. [_____]

ISIN No. [_____]

iQIYI, Inc., a company duly organized and validly existing under the laws of the Cayman Islands (the “Company,” which term includes any successor company or corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [_______], or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto] [of US$[_______]], which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed US$600,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on March 15, 2028, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.50% per year from March 7, 2023, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2028. Interest is payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing on June 15, 2023, to Holders of record at the close of business on the preceding March 1, June 1, September 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(e) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.06(e), and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate per annum borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated Citibank, N.A. as its Paying Agent, Conversion Agent and Note Registrar in respect of the Notes and the Paying Agent Office as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, ADSs or a combination of cash and ADSs, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or electronically by the Trustee under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

IQIYI, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

CITICORP INTERNATIONAL LIMITED,

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized signatory

[FORM OF REVERSE OF NOTE]

IQIYI, INC.
6.50% Convertible Senior Note due 2028

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.50% Convertible Senior Notes due 2028 (the “Notes”), limited to the aggregate principal amount of US$600,000,000, all issued or to be issued under and pursuant to an Indenture dated as of March 7, 2023 (the “Indenture”), between the Company and Citicorp International Limited (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Notes and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In case certain Events of Default relating to a bankruptcy (or similar proceeding) with respect to the Company or a Significant Subsidiary of the Company shall have occurred, the principal of, and interest on, all Notes shall automatically become immediately due and payable, as set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the principal amount on the Maturity Date, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

Subject to the terms and conditions of the Indenture, Additional Amounts will be paid in connection with any payments made and deliveries caused to be made by the Company or any successor to the Company under or with respect to the Indenture and the Notes, including, but not limited to, payments of principal (including, if applicable the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price), payments of interest and the payment of cash and/or deliveries of ADSs (together with payments for any fractional ADS) upon conversion of the Notes to ensure that the net amount received by the beneficial owner after any applicable withholding or deduction (and after deducting any taxes on the Additional Amounts) will equal the amount that would have been received by such beneficial owner had no such withholding or deduction been required.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain circumstances, with the consent of the Holders of, as applicable pursuant to the Indenture, more than 50% or more than 75% of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the

Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or cause to be delivered, as the case may be, the principal (including the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or ADSs, as the case may be, herein prescribed, except to the extent any of the foregoing has been amended in the Indenture pursuant to Section 10.02 of the Indenture.

The Notes are issuable in registered form without coupons in minimum denominations of US$200,000 principal amount and integral multiples of US$200,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Company may not redeem the Notes prior to March 20, 2026, except in the event of certain Changes in Tax Law as described in Section 16.01 of the Indenture. The Notes shall be redeemable at the Company’s option on or after March 20, 2026 in accordance with the terms and subject to the conditions specified in Article XVI of the Indenture. No sinking fund is provided for the Notes.

The Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$200,000 or integral multiple of US$200,000 in excess thereof) on the Repurchase Date at a price equal to the Repurchase Price.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of US$200,000 or integral multiple of US$200,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that have an aggregate principal amount of US$200,000 or an integral multiple of US$200,000 in excess thereof, into cash, ADSs or a combination of cash and ADSs, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

Schedule A6

SCHEDULE OF EXCHANGES OF NOTES

IQIYI, INC.
6.50% Convertible Senior Notes due 2028

The initial principal amount of this Global Note is [_______] UNITED STATES DOLLARS (US$[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

6 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: IQIYI, INC.

JPMORGAN CHASE BANK, N.A., as Depositary for the ADSs

CITIBANK, N.A., as Conversion Agent

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is US$200,000 principal amount or an integral multiple of US$200,000 thereof) below designated, into cash, ADSs or a combination of cash and ADSs, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and ADSs deliverable upon such conversion, together with any cash payable for any fractional ADS, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any ADSs or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In connection with the conversion of this Note, or the portion hereof below designated, the undersigned acknowledges, represents to and agrees with the Company that the undersigned is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company and has not been an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company during the three months immediately preceding the date hereof

[The undersigned further certifies:

1. The undersigned acknowledges (and if the undersigned is acting for the account of another person, that person has confirmed that it acknowledges) that the Restricted Securities received upon conversion of this Note (or securities represented thereby) have not been and are not expected to be registered under the Securities Act.

3. The undersigned acknowledges that the undersigned (and any such other account) may not continue to hold or retain any interest in Restricted Securities received upon conversion of this Note if the undersigned (or such other account) becomes an Affiliate of the Company.

4. The undersigned agrees (and if the undersigned is acting for the account of another person, that person has confirmed that it agrees) that, unless and until the undersigned (or such other account) is notified by the Depositary that the restrictive legend on such Restricted Security has been removed from such security, the undersigned (and such other account) will not offer, sell, pledge or otherwise transfer the Restricted Security (or securities represented by such Restricted Security) except in accordance with the restrictions set forth in that legend and any applicable securities laws of the United States and any state thereof.]

Dated: _____________________ ________________________________

________________________________

Signature(s)

___________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if ADSs
are to be issued, or Notes are to be
delivered, other than to and in the
name of the registered holder.

Fill in for registration of ADSs if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________

(Name)

_________________________

(Street Address)

_________________________

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): US$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: IQIYI, INC.

CITIBANK, N.A., as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from iQIYI, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is US$200,000 principal amount or an integral multiple of US$200,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate Number(s): _____________________

Dated: _____________________

________________________________

Signature(s)

___________________________

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if ADSs
are to be issued, or Notes are to be

delivered, other than to and in the
name of the registered holder.

Fill in for registration of ADSs if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________

(Name)

_________________________

(Street Address)

_________________________

(City, State and Zip Code)

Please print name and address

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): US$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF REPURCHASE NOTICE]

To: iQIYI, Inc.

Citibank, N.A., as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from iQIYI, Inc. (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the entire principal amount of this Note, or the portion thereof (that is US$200,000 principal amount or an integral multiple of US$200,000 in excess thereof) below designated, in accordance with the applicable provisions of the Indenture referred to in this Note, at the Repurchase Price to the registered Holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of certificated Notes, the certificate numbers of the Notes to be purchased are as set forth below:

Certificate Number(s): _____________________

Dated: _____________________

________________________________

Signature(s)

_________________________

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): US$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

To: Citicorp International Limited, as Trustee and Citibank, N.A., as Note Registrar

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□ To iQIYI, Inc. or a subsidiary thereof; or

□ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and the undersigned confirms that the undersigned reasonably believes that the transferee of such Note is a “qualified institutional buyer” (within the meaning of Rule 144A) that is purchasing for its own account or for the account of another qualified institutional buyer and the undersigned has provided such transferee notice that the transfer is being made in reliance on Rule 144A; or

□ Outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended; or

□ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended (if available).

Dated: ________________________

_____________________________________

_____________________________________

Signature(s)

_____________________________________

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.